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                                                                      EX-99.23.j

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


         As independent public accountants, we hereby consent to the use in this Pre-Effective Amendment No. 1 of our report on the financial statement of the Gateway VIT Fund of the Gateway Variable Insurance Trust, dated October 31, 2001, and to all references to our Firm included in or made a part of this Pre-Effective Amendment No. 1.


/s/

ARTHUR ANDERSEN LLP



Cincinnati, Ohio,
   October 31, 2001